Exhibit 10.21

REIMBURSEMENT AGREEMENT

This REIMBURSEMENT AGREEMENT (this “Agreement”), dated as of July 11, 2013, is entered into by and among Biocept, Inc., a California corporation (“Borrower”), The Reiss Family Survivor’s Trust UDT Dated December 19, 1988, Edward Neff and Hale Biopharmaventures, LLC (each individually referred to herein as a “Guarantor” and collectively, the “Guarantors”).

RECITALS

A.       Borrower proposes to obtain a credit line (the “Loan”) from UBS Bank USA (the “Bank”) pursuant to a Credit Line Agreement dated on or about the date hereof (as the same may be amended from time to time, the “Loan Document”).

B.       As a condition to closing on the transactions contemplated by the Loan Document, the Bank has required that the Guarantors guaranty the obligations of Borrower under the Loan Document pursuant to a Credit Line Guaranty Agreement (the “Guaranty”).

C.       The Guarantors have agreed to enter into the Guaranty, provided Borrower enters into this Agreement.

AGREEMENT

NOW, THEREFORE, the Borrower and the Guarantors agree as follows:

1.       REIMBURSEMENT OBLIGATION.

1.1     Reimbursement Obligation.    If Bank enforces its rights under the Guaranty (a “Drawing”) or if any Guarantor is otherwise obligated to pay to Bank any other amount under the Guaranty or to incur any expense in connection with a Drawing (collectively “Other Payments”), Borrower shall reimburse such Guarantor by making (or causing to be made) to such Guarantor a payment in cash in the amount of such Drawing or Other Payment immediately on the date of the Drawing.

1.2     Reimbursement Obligations Absolute.    The obligation of Borrower to reimburse a Guarantor for Drawings or Other Payments shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under and without regard to any circumstances, including (a) any lack of validity or enforceability of the Loan Document, (b) any amendment or waiver or any consent to departure from all or any terms of the Loan Document, (c) the existence of any claim, set off, defense or other right that Borrower may have at any time against the Bank or any transferee of the Guaranty, the Guarantors or any other person, whether in connection with this Agreement, the transactions contemplated herein, the Loan Document, or any unrelated transaction, (d) any breach of contract or dispute between or among the Bank, Borrower, the Guarantors or any other person, (e) any non-application or misapplication of the proceeds of any Drawing, or (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.       SECURITY INTEREST.

2.1     Security Interest.    Borrower hereby grants and pledges to each Guarantor a continuing security interest in the property described on Exhibit A attached hereto to secure prompt repayment of any and all of Borrower’s obligations to each Guarantor hereunder and to secure prompt performance by Borrower of each of its covenants and duties hereunder. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may be requested by any Guarantor to effect the purposes of this Agreement and the security granted hereunder.

2.2     Remedies.    The Guarantors shall have all rights and may exercise any remedies available to them at law or in equity, successively or concurrently, including without limitation any remedies available to them under the Uniform Commercial Code, as amended or supplemented from time to time. Borrower hereby irrevocably appoints the Guarantors as Borrower’s true and lawful attorney in fact, such appointment, and each and every one of the Guarantors’ rights and powers, being coupled with an interest, is irrevocable until the Loan has been fully repaid.

3.       WARRANTS.

3.1     Warrants.  Upon execution of this Agreement, Borrower shall deliver to each Guarantor a duly executed Warrant to purchase shares of Borrower’s Common Stock, in substantially the form attached hereto as Exhibit B, where the “Warrant Coverage Amount” for each Guarantor’s Warrant shall be an amount equal to 50% of such Guarantor’s individual Guaranty.

4.       MISCELLANEOUS.

4.1     Notices.    All notices required or permitted hereunder shall be in writing (including facsimile, electronic mail or similar electronic transmissions), and shall be deemed effectively given: (a) when received by the addressee, if delivered by hand, facsimile, electronic mail or similar form of electronic transmission, (b) five days after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid or (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent (i) to Borrower at 5810 Nancy Ridge Drive, San Diego, California 92121, Attn: William Kachioff, Facsimile No: (858) 320-8261 or (ii) to the Guarantors at the address shown on the signature page hereto, or at such other address as such party may designate by written notice to the other party.

4.2     Waivers; Amendments.    Any term, covenant, agreement or condition of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed by each Guarantor and Borrower. No failure or delay by the Guarantors in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

4.3     Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of Borrower, the Guarantors, and their respective successors and permitted assigns. However, in no event may Borrower assign or transfer any of his rights or obligations under this Agreement without the prior written consent of each Guarantor.

4.4     Governing Law; Venue.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California without giving effect to its conflicts of laws principles. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of San Diego, California.

4.5     Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

4.6     Entire Agreement.    This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

4.7     Counterparts.    This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

BORROWER: Biocept, Inc., a California corporation

/s/ William G. Kachioff
William Kachioff Chief Financial Officer

GUARANTORS:

The Reiss Family Survivor’s Trust UDT dated December 19, 1988

By:	/s/ Claire K.T. Reiss
Name:	Claire K.T. Reiss
Title:	Trustee

Edward Neff

By:	/s/ Edward Neff

Hale Biopharmaventures, LLC

By:	/s/ David F. Hale

Name:	David F. Hale

Title:	Chairman & CEO

EXHIBIT A

COLLATERAL

All of Borrower’s interest, whether presently existing or hereafter created or acquired, and wherever located, in the following (all of which being collectively referred to herein as the “Collateral”):

(a)     All Accounts of Borrower;

(b)     All Chattel Paper of Borrower;

(c)     All Commodity Accounts of Borrower;

(d)     All contracts of Borrower;

(e)     All Deposit Accounts of Borrower;

(f)     All Documents of Borrower;

(g)     All General Intangibles of Borrower, including, without limitation, any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Borrower or in which Borrower now holds or hereafter acquires or receives any right or interest;

(h)     All Goods of Borrower, including, without limitation, Equipment, Inventory and Fixtures;

(i)     All Instruments of Borrower, including, without limitation, Promissory Notes;

(j)     All Investment Property of Borrower;

(k)     All Letter-of Credit Rights of Borrower;

(l)     All Money of Borrower;

(m)     All Securities Accounts of Borrower;

(n)     All Supporting Obligations of Borrower;

(o)     All property of Borrower held by the Guarantors, or any other party for whom the Guarantor are acting as agent, including, without limitation, all property of every-description now or hereafter in the possession or custody of or in transit to the Guarantors or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Borrower, or as to which Borrower may have any right or power;

(p)     All other goods and personal property of Borrower, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Borrower; and

(q)     To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing, the term “Collateral” shall not include: (a) the collateral which is subject to the security interest on certain assets of Borrower granted to Key Equipment Finance Inc., (b) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise or (c) any Account, Chattel Paper, General Intangible or Promissory Note in which Borrower has any right, title or interest if and to the extent such Account, Chattel Paper, General Intangible or Promissory Note includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Borrower therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such Account, Chattel Paper, General Intangible or Promissory Note to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such Account, Chattel Paper, General Intangible or Promissory Note or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-406(d), 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Borrower shall be deemed to have granted on the date hereof a security interest in, all its rights, title and interests in and to such Account, Chattel Paper, General Intangible or Promissory Note as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Guarantors’ unconditional continuing security interest in and to all rights, title and interests of Borrower in or to any payment obligations or other rights to receive monies due or to become due under any such Account, Chattel Paper, General Intangible or Promissory Note and in any such monies and other proceeds of such Account, Chattel Paper, General Intangible or Promissory Note.

All terms above have the meanings given to them in the Uniform Commercial Code as the same may from time to time be in effect in the State of California.

EXHIBIT B

FORM OF WARRANT TO PURCHASE COMMON STOCK